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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Hercules Incorporated on Form S-8 (Registration Nos. 33-37279, 33-21668, 33-21667, 33-47664, 33-51178, 33-52621, 33-66136, 33-62314, 33-65352,
333-38795, 333-38797, and 333-68863) and on Form S-3 (Registration Nos.
333-63423 and 333-29225) of our report dated April 10, 2001, on our audits of the consolidated financial statements and financial statement schedule of Hercules Incorporated and subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, which report is included in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 26, 2001